                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                --------------

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 13, 1999
                                                  --------------------


                                   NETOPIA, INC.
                                   -------------
               (Exact Name of Registrant as Specified in Charter)


 Delaware                           0-28450           94-3033136
------------------------------  -----------   ------------------
(State or other jurisdiction    (Commission   (IRS Employer
   of incorporation)            File Number)  Identification No.)

2470 Mariner Square Loop, Alameda, California    94501
----------------------------------------------  ------
(Address of Principal Executive Offices)   (Zip Code)


Registrant's telephone number, including area code   (510) 814-5100
                                                   ----------------



Same
-------------------------------------------------------------------------------
(Former name or Former Address, if Changed Since Last Report

          On October 28, 1999, Netopia, Inc. (Netopia or the Company) filed a Report on Form 8-K to report the completion of its acquisition of StarNet Technologies, Inc. (StarNet) on October 13, 1999. Netopia indicated that it would file the financial information required by Item 7 of Form 8-K no later than the date required by this item. Netopia is filing this Amendment No. 1 to provide this financial information. In addition, Netopia is filing under Item 5 of this Form 8-K, its audited financial statements for the fiscal year ended September 30, 1999.

Item 5(a). Registrants' Audited Consolidated Financial Statements

     The following consolidated financial statements of Netopia, Inc. are filed as part of this Report on Form 8-K.

Index to Consolidated Financial Statements                                                         Page


Report of KPMG LLP, Independent Auditors.......................................................      2

Consolidated Balance Sheets as of September 30, 1999 and 1998..................................      3

Consolidated Statements of Operations for the Years Ended September 30, 1999, 1998 and 1997....      4

Consolidated Statements of Stockholders' Equity for the Years Ended September 30, 1999, 1998
  and 1997.....................................................................................      5

Consolidated Statements of Cash Flows for the Years Ended September 30, 1999, 1998 and 1997....      6

Notes to Consolidated Financial Statements.....................................................      7

Schedule II - Valuation and Qualifying Accounts................................................     26



                          Independent Auditors' Report

The Board of Directors
Netopia, Inc. and subsidiaries:

     We have audited the consolidated financial statements of Netopia, Inc. and subsidiaries (the Company) as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Netopia, Inc. and subsidiaries as of September 30, 1999 and 1998 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1999 in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth herein.


                              KPMG LLP


San Francisco, California
October 29, 1999

NETOPIA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS


                                                                                      September 30,
                                                                            ------------------------------
                                                                                  1999             1998
                                                                            -------------    -------------
                                                                              (in thousands, except for
                                                                              share and per share amounts)
Assets
Current assets:
 Cash and cash equivalents..................................................     $ 61,381          $19,244
 Short-term investments.....................................................        8,102           22,851
 Trade accounts receivable less allowance for doubtful accounts and returns
  of $796 and $617, respectively............................................        9,852            4,358
 Royalties receivable.......................................................          361              410
 Note receivable............................................................          966               --
 Inventories, net...........................................................        3,681            1,591
 Prepaid expenses and other current assets..................................        1,397              929
                                                                            -------------    -------------
  Total current assets......................................................       85,740           49,383
Note receivable.............................................................           --              900
Royalties receivable........................................................          377            1,372
Furniture, fixtures and equipment, net......................................        2,403            2,068
Intangible assets, net......................................................        2,362               --
Deposits and other assets...................................................        5,087            2,569
                                                                            -------------    -------------
                                                                                 $ 95,969          $56,292
                                                                            =============    =============
Liabilities and Stockholders' Equity
Current liabilities:
 Accounts payable...........................................................     $  5,258          $ 5,440
 Accrued compensation.......................................................        2,170            1,217
 Accrued liabilities........................................................        1,564            3,468
 Deferred revenue...........................................................        1,343              807
 Other current liabilities..................................................           11              299
                                                                            -------------    -------------
  Total current liabilities.................................................       10,346           11,231
Long-term liabilities.......................................................          544              260
                                                                            -------------    -------------
  Total liabilities.........................................................       10,890           11,491

Commitments and contingencies

Stockholders' equity:
 Preferred stock: $0.001 par value, 5,000,000 shares authorized;
   none issued or outstanding...............................................           --               --
 Common stock: $0.001 par value, 25,000,000 shares authorized;
   15,519,198 and 11,953,908 shares issued and outstanding at
   September 30, 1999 and 1998, respectively................................           15               12
 Additional paid-in capital.................................................       99,978           51,871
   Accumulated deficit......................................................      (14,942)          (7,082)
   Accumulated other comprehensive income...................................           28               --
                                                                             -------------    -------------
   Total stockholders' equity...............................................       85,079           44,801
                                                                            -------------    -------------
                                                                                 $ 95,969          $56,292
                                                                            =============    =============

See accompanying notes to consolidated financial statements.

NETOPIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS


                                                                          Fiscal years ended September 30,
                                                                --------------------------------------------------
                                                                      1999              1998              1997
                                                                --------------    --------------    --------------
                                                                   (in thousands, except for  per share amounts)
Revenues:
    Internet connectivity products..............................       $24,460          $ 10,885           $ 8,134
    Web platform licenses and services..........................        19,691            13,951            12,036
                                                                --------------    --------------    --------------
                                                                        44,151            24,836            20,170
Cost of revenues:
    Internet connectivity products..............................        15,597             7,064             5,258
    Web platform licenses and services..........................           646               891             1,138
                                                                --------------    --------------    --------------
                                                                        16,243             7,955             6,396
                                                                --------------    --------------    --------------

Gross profit....................................................        27,908            16,881            13,774

Operating expenses:
 Research and development.......................................         9,211             7,201             7,177
 Selling and marketing..........................................        20,221            14,404            11,288
 General and administrative.....................................         3,654             3,380             2,945
    Acquired in-process research and development................         4,205                --                --
    Amortization of goodwill and other intangible assets........           543                --                --
                                                                --------------    --------------    --------------
 Total operating expenses.......................................        37,834            24,985            21,410
                                                                --------------    --------------    --------------

    Operating loss..............................................        (9,926)           (8,104)           (7,636)
Other income, net...............................................         2,066             2,222             1,869
                                                                --------------    --------------    --------------

 Loss from continuing operations before income taxes............        (7,860)           (5,882)           (5,767)
Income tax provision (benefit)..................................            --             2,155            (2,217)
                                                                --------------    --------------    --------------
     Loss from continuing operations............................        (7,860)           (8,037)           (3,550)
Discontinued operations:
 Income from discontinued operations, net of taxes..............            --               602             3,021
 Loss on sale of discontinued operations, net of taxes..........            --            (3,098)               --
                                                                --------------    --------------    --------------
    Net loss....................................................       $(7,860)         $(10,533)          $  (529)
                                                                ==============    ==============    ==============

Comprehensive loss:
 Net loss.......................................................       $(7,860)         $(10,533)          $  (529)
 Other comprehensive income.....................................            28                --                --
                                                                --------------    --------------    --------------
    Total comprehensive loss....................................       $(7,832)         $(10,533)          $  (529)
                                                                ==============    ==============    ==============

Per share data, continuing operations:
 Basic and diluted loss per share...............................        $(0.60)           $(0.69)           $(0.31)
                                                               ==============    ==============    ==============
 Common shares used in the per share calculations...............        13,092            11,687            11,335
                                                                ==============    ==============    ==============
 Per share data, net loss:
 Basic and diluted net loss per share...........................        $(0.60)           $(0.90)           $(0.05)
                                                                ==============    ==============    ==============

 Common shares used in the per share calculations...............        13,092            11,687            11,335
                                                                ==============    ==============    ==============

See accompanying notes to consolidated financial statements.

NETOPIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                                                                                           Accumulated
                                                 Common Stock      Additional  Deferred       other        Retained     Total
                                             ---------------------   paid-in    compen-    comprehensive   earnings  stockholders'
                                               Shares      Amount    capital    sation        income      (deficit)     equity
                                           ---------------------------------------------------------------------------------------
                                                                    (in thousands except for per share amounts)

Balances, September 30, 1996                 11,119,961       $12   $49,232     $(81)         $--     $  3,980          $ 53,143
Exercise of stock options                       194,535        --       443       --           --           --               443
Issuance of common stock under
 Employee Stock Purchase Plan                   178,236        --       833       --           --           --               833
Issuance of stock warrants                           --        --        60       --           --           --                60
Amortization of deferred
 compensation                                        --        --        --       27           --           --                27
Net loss                                             --        --        --       --           --         (529)             (529)
                                            ---------------------------------------------------------------------------------------
Balances, September 30, 1997                 11,492,732        12    50,568      (54)          --        3,451            53,977
                                            ----------------------------------------------------------------------------------------

Exercise of stock options                       308,019        --       729       --           --           --               729
Issuance of common stock under
 Employee Stock Purchase Plan                   153,157        --       604       --           --           --               604
Amortization of deferred
 compensation                                        --        --        --       24           --           --                24
Forfeiture of deferred
 compensation                                        --        --       (30)      30           --           --                --
Net loss                                             --        --        --       --           --      (10,533)          (10,533)
                                            ---------------------------------------------------------------------------------------
Balances, September 30, 1998                 11,953,908        12    51,871       --           --       (7,082)           44,801
                                            ---------------------------------------------------------------------------------------

Exercise of stock options                       626,013         1     2,834       --           --           --             2,835
Acceleration and extension of stock options          --        --       176       --           --           --               176
Issuance of common stock under
 secondary offering                           2,330,000         2    41,315       --           --           --            41,317
Net unrealized investment gain                       --        --        --       --           28           --                28
Issuance of common shares for
 acquisition                                    409,556        --     2,811       --           --           --             2,811
Issuance of common stock under
 Employee Stock Purchase Plan                   199,721        --       855       --           --           --               855
Issuance of non-employee
 stock options                                       --        --       116       --           --           --               116
Net loss                                             --        --        --       --           --       (7,860)           (7,860)
                                            ---------------------------------------------------------------------------------------
Balances, September 30, 1999                 15,519,198       $15   $99,978     $ --          $28     $(14,942)         $ 85,079
                                           ========================================================================================



See accompanying notes to consolidated financial statements.

NETOPIA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        Fiscal years ended September 30,
                                                                         -----------------------------------------------------------

                                                                                 1999                 1998                 1997
                                                                         -----------------    -----------------    -----------------
Cash flows from operating activities:                                                            (in thousands)
Net loss.................................................................         $ (7,860)            $(10,533)      $   (529)
Adjustments to reconcile net loss to net cash provided by (used in)
 operating activities:
   Depreciation and amortization.........................................            2,990                  995          1,812
   Deferred income taxes.................................................               --                2,869           (673)
   Amortization of deferred compensation.................................               --                   24             27
   Noncash compensation for services.....................................              292                   --             60
   Charge for in-process research and development........................            4,205                   --             --
   Changes in allowance for doubtful accounts and returns on
     accounts receivable.................................................              179                  (40)          (201)
   Changes in operating assets and liabilities, net of effects of acquisition:
     Trade accounts receivable...........................................           (5,673)               1,549          3,041
     Inventories.........................................................           (2,090)                (618)         1,874
     Prepaid expenses and other current assets...........................             (470)                (443)           667
     Deposits and other assets...........................................              637                 (127)            49
     Accounts payable and accrued liabilities............................           (1,133)               5,310         (1,508)
     Deferred revenue....................................................              627                  (67)            87
     Other liabilities...................................................              (94)                 155            185
                                                                         -----------------    -----------------    -----------------
       Net cash provided by (used in) operating activities...............           (8,390)                (926)         4,891
                                                                         -----------------    -----------------    -----------------
Cash flows from investing activities:
   Purchase of furniture, fixtures and equipment.........................           (1,625)                (711)       (1,111)
   Acquisition of trademark license......................................               --               (1,000)           --
   Capitalization of software development costs..........................             (656)                (237)         (350)
   Proceeds from sale of discontinued operations.........................               --                2,000            --
   Acquisition of long term investment...................................           (1,000)                  --            --
   Acquisition of technology.............................................           (4,298)                  --            --
   Purchase of intangibles...............................................           (1,650)                  --            --
   Purchase of short-term investments....................................          (19,472)             (47,706)      (35,900)
   Proceeds from the sale of short-term investments......................           34,221               52,047        25,943
                                                                         -----------------    -----------------    -----------------
       Net cash provided by (used in) investing activities...............            5,520                4,393       (11,418)
                                                                         -----------------    -----------------    -----------------
 Cash flows from financing activities:
   Proceeds from the issuance of common stock, net.......................           45,007                1,333         1,061
                                                                         -----------------    -----------------    -----------------
       Net cash provided by financing activities.........................           45,007                1,333         1,061
                                                                         -----------------    -----------------    -----------------
Net increase (decrease) in cash and cash equivalents.....................           42,137                4,800        (5,466)
Cash and cash equivalents, beginning of year.............................           19,244               14,444        19,910
                                                                         -----------------    -----------------    -----------------
Cash and cash equivalents, end of year...................................         $ 61,381             $ 19,244      $ 14,444
                                                                         =================    =================    =================
Supplemental disclosures of cash flow activities:
   Income taxes paid.....................................................         $     --             $    193      $    289
                                                                         =================    =================    =================
Supplemental disclosures of noncash investing and financing activities:
   Issuance of common stock for acquisition of intangible assets.........         $  2,811             $     --      $     --
                                                                         =================    =================    =================
   Tax benefit of stock options exercised................................         $     --             $     --      $    215
                                                                         =================    =================    =================
   Note receivable from sale of discontinued operations..................         $     --             $    888      $     --
                                                                         =================    =================    =================
   Royalties receivable from sale of discontinued operations.............         $     --             $  1,782      $     --
                                                                         =================    =================    =================
   Note issued for other assets..........................................         $     --             $    800      $     --
                                                                         =================    =================    =================
   Warrant received from sale of discontinued
    operations...........................................................         $     --             $    189      $     --
                                                                         =================    =================    =================


See accompanying notes to consolidated financial statements.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Nature of Business and Summary of Significant Accounting Policies

     Nature of Business

     Netopia, Inc. provides Internet and electronic commerce infrastructure that enables small and medium size businesses to easily and cost effectively connect to the Internet, establish and enhance their presence, and conduct business and electronic commerce on the Web. We offer high-speed, multi-user, plug-and-play Internet connectivity products and Web platforms for creating and hosting Web sites, creating and hosting electronic commerce stores, and conducting real-time Internet communications.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries located in France, Germany and the Netherlands. All significant intercompany balances and transactions have been eliminated in consolidation.

     Cash Equivalents and Short-Term Investments

     Cash equivalents consist of instruments with purchased maturities of 90 days or less. Certain cash equivalents and all of the Company's investments are classified as available-for-sale under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. The securities are carried at fair value, which approximates cost.

     The amortized cost of available-for-sale debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in other income, net. Realized gains and losses, and declines in value judged to be other than temporary on available-for-sale securities are included in other income, net. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in other income, net.

     Cash equivalents and short-term investments classified as available-for-sale as of September 30, 1999 and 1998, consisted of the following (in thousands):

                                                                          September 30,
                                                                   --------------------------
                                                                        1999          1998
                                                                   ------------   -----------
U.S. Treasury Securities and obligations of
  U.S. Government agencies.........................................     $   996       $10,554
Corporate debt.....................................................       3,015         3,997
Commercial paper...................................................      49,822        21,567
                                                                   ------------   -----------
                                                                        $53,833       $36,118
                                                                   ============   ===========

     The available-for-sale securities as of September 30, 1999 were all due in one year or less. As of September 30, 1999, the Company had an unrealized gain on short-term investments of approximately $28,000.

     Expected maturities may differ from contractual maturities because issuers of the securities may have the right to prepay obligations without penalties.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Revenue Recognition

     The Company recognizes revenue from sales of its hardware products upon shipment of the product. The Company recognizes revenues from licenses of computer software provided that a firm purchase order has been received, the software and related documentation have been shipped, collection of the resulting receivable is deemed probable, and no other significant vendor obligations exist. Maintenance and service revenues are recognized over the period in which services are provided. Certain of the Company's sales are made to customers under agreements permitting right of return for stock balancing and price protection. Revenue is recorded net of an estimated allowance for returns.

     In October 1997, the Accounting Standards Executive Committee (AcSec) of the American Institute of Certified Public Accountants issued Statement of Position (SOP) No. 97-2, Software Revenue Recognition. The Company adopted SOP 97-2 for software transactions entered into beginning October 1, 1998. SOP 97-2 generally requires revenue earned on software arrangements involving multiple elements (i.e., software products, upgrades, enhancements, postcontract customer support, installation and training) to be allocated to each element based on the relative fair values of the elements. The fair value of an element must be based on evidence which is specific to the vendor. The revenue allocated to software products, including specified upgrades or enhancements generally is recognized upon delivery of the products. The revenue allocated to post contract customer support generally is recognized ratably over the term of the support, and revenue allocated to service elements generally is recognized as the services are performed. If evidence of the fair value for all elements of the arrangement does not exist, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. Adoption of SOP 97-2 did not have a material impact on the Company's results of operations.

     In December 1998, AcSec issued SOP 98-9, Software Revenue Recognition, With Respect to Certain Transactions, which requires recognition of revenue using the "residual method" in a multiple-element arrangement when fair value does not exist for one or more of the delivered elements in the arrangement. Under the "residual method," the total fair value of the undelivered elements is deferred and subsequently recognized in accordance with SOP 97-2. The Company does not expect a material change to its accounting for revenues as a result of the provisions of SOP 98-9.

     Concentrations of Credit Risk

     Financial instruments that potentially expose the Company to concentrations of credit risk principally consist of cash, cash equivalents, short-term investments, and accounts receivable.

     The Company limits the amounts invested in any one type of investment. The Company maintains its cash investments with two financial institutions. Management believes the financial risks associated with such deposits are minimal.

     The Company sells its products primarily through distributors and resellers. Sales are generally not collateralized, credit evaluations are performed as appropriate, and allowances are provided for estimated credit losses. Historically, the Company has not experienced significant losses on trade receivables from any particular customer, industry, or geographic region.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Furniture, Fixtures, and Equipment

     Furniture, fixtures, and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the shorter of estimated useful lives or related lease terms ranging from one to seven years.

     Impairment of Long-Lived Assets, Including Intangible Assets

     The Company evaluates long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

     Intangible assets consist of items related to our business combinations. Goodwill is amortized over a four-year period. Acquired technology is being amortized over its estimated useful life of approximately three years.

     Software Development Costs

     Research and development costs include costs related to software products that are expensed as incurred until the technological feasibility of the product has been established. The Company has defined technological feasibility as completion of a working model. After technological feasibility is established, any additional software development costs are capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Product development costs capitalized are amortized over a future period.

     Amortization of capitalized product development costs begins when the products are available for general release to customers, and is computed on a product-by-product basis as the greater of: (i) the ratio of current gross revenue for a product to the total of current and anticipated future gross revenues for the product; or (ii) the straight-line method over the remaining estimated economic life of the product, which is generally two years. All other research and development expenditures are charged to research and development expense in the period incurred. During fiscal 1999, 1998 and 1997, $656,000, $237,000 and $350,000, respectively, of product development cost incurred subsequent to delivery of a working model, under a development agreement with a third party, have been capitalized.

     Advertising Costs

     The Company expenses advertising costs as incurred. Advertising expense was $1.7 million, $1.3 million and $1.0 million for fiscal 1999, 1998 and 1997, respectively.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the period that includes the enactment date. A valuation allowance is provided to the extent such deferred tax assets may not be realized.

     Stock-Based Compensation

     The Company has elected to continue to use the intrinsic value-based method as allowed under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, to account for all of its stock-based employee compensation plans. Pursuant to SFAS No. 123, Accounting for Stock-Based Compensation, the Company is required to disclose the pro forma effects on operating results as if the Company had elected to use the fair value approach to account for all its stock-based employee compensation plans.

     Use of Estimates

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the recorded amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Per Share Calculations

     Basic net income (loss) per share (EPS) is based on the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is based on the weighted average number of shares of common stock outstanding during the period and dilutive common equivalent shares from options and warrants outstanding during the period. No common equivalent shares are included for loss periods as they would be anti-dilutive. Dilutive common equivalent shares consist of options and warrants.

     Potentially dilutive common shares have been excluded from the computation of diluted EPS for fiscal 1999, 1998 and 1997 since their effect on EPS is antidilutive due to the losses incurred in each period. Consequently, the number of shares in the computations of basic and diluted EPS is the same for each period. Potentially dilutive common shares which were excluded from the computation of diluted

     EPS consisted of options to purchase common stock totaling 4,040,520 in fiscal 1999, 3,520,899 in fiscal 1998 and 2,867,200 in fiscal 1997, and 60,000 warrants in fiscal years 1999, 1998 and 1997.

     Recent Accounting Pronouncements

     In March 1998, AcSec issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for financial statements issued for fiscal years beginning after December 15, 1998. The Company does not expect the adoption of SOP 98-1 will have a material impact on its results of operations.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments (including derivative instruments embedded in other contracts) and for hedging activities. SFAS No. 133, as

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. To date, the Company has not entered into any derivative financial instruments or hedging activities.

(2)  Acquisitions

   On December 17, 1998, the Company closed a transaction to purchase substantially all of the assets and assume certain liabilities and the existing operations of Serus LLC ("Serus"), a Utah limited liability company. Serus is developing a java-based web site editing software product which would allow web site owners to modify and edit the appearance of their web site through their web browser with minimal knowledge of Hypertext Markup Language ("HTML"). Upon completion of the development of such products, Netopia intends to market the products both independently and along with its Netopia Virtual Office software platform to allow users more flexibility in customizing their web sites. In accordance with the Serus Asset Purchase Agreement, Netopia acquired substantially all of the assets and assumed certain liabilities of Serus and its existing operations which included in-process research and development. The maximum aggregate purchase price of the Serus transaction is approximately $7.0 million including (i) $3.0 million of cash paid on the closing date of the transaction, (ii) 409,556 shares of the Company's Common Stock issued on the closing date, and (iii) a $1.0 million earnout opportunity based upon certain criteria as set forth in the Serus Purchase Agreement. The excess purchase price over the net book value acquired was $6.0 million, of which, based upon the Company's estimates prepared in conjunction with a third party valuation consultant, $3.9 million was allocated to acquired in-process research and development and $2.1 million was allocated to intangible assets. The amounts allocated to intangible assets include assembled workforces of $100,000 and goodwill of $2.0 million. The Company used the income approach to appraise the value of the business and projects acquired. Such method takes into consideration the stage of completion of the project and estimates related to expected future revenues, expenses and cash flows which are then discounted back to present day amounts. Based upon these estimates, material net cash flows from the acquired business are expected to occur during the calendar year 2001. These cash flows were discounted using a discount rate of 44.0%. Based upon the expenses incurred and the development time invested in the product prior to the acquisition and the estimated expenses and development time to complete the product, the Company determined the product to be approximately 85% complete at the time of acquisition. On November 15, 1999, the Company launched the product and is marketing the product under the Net Jane product brand name. Since the acquisition date, the Company expended approximately $664,000 to complete development of the product. The $1.0 million earnout opportunity described above shall be accounted for when it is deemed probable that the earnout will be earned. The Company will amortize goodwill related to the Serus transaction over the next four years. For the fiscal year ended September 30, 1999, goodwill amortization related to the Serus transaction was $398,000.

     On December 31, 1998, the Company closed a transaction to purchase from Network Associates' substantially all of the assets and assume certain liabilities related to the netOctopus systems management software ("netOctopus"). The netOctopus software is a suite of administration tools under development that allows for simultaneous system support of multiple users across MacOS computer networks. Upon completion of the development of the Windows versions of the netOctopus software products, Netopia intends to market the products both independently and along with its Timbuktu Pro software. In accordance with the netOctopus Purchase Agreement, Netopia acquired substantially all of the assets and assumed certain liabilities related to the netOctopus software and its existing operations which included in-process research and development. The maximum aggregate purchase price of the netOctopus transaction was $1.1 million of cash paid on the closing date of the transaction. In addition, there is a $300,000 earnout opportunity based upon certain criteria as set forth in the netOctopus Purchase Agreement. The excess purchase price over the net book value acquired was $1.1 million, of which, based

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

upon the Company's estimates prepared in conjunction with a third party valuation consultant, $400,000 was allocated to acquired in-process research and development and $753,000 was allocated to intangible assets. The amounts allocated to intangible assets include assembled workforces of $60,000, developed technology of $540,000 and goodwill of $100,000. The Company used the income approach to appraise the value of the business and projects acquired. Such method takes into consideration the stage of completion of the project and estimates related to expected future revenues, expenses and cash flows which are then discounted back to present day amounts. Based upon these estimates, material net cash flows from the acquired business are expected to occur during the calendar year 2000. These cash flows were discounted using a discount rate of 25.0%. Based upon the expenses incurred and the development time invested in the product prior to the acquisition and the estimated expenses and development time to complete the product, the Company determined the product to be approximately 70% complete at the time of acquisition. In fiscal 1999, the Company completed the development of the Windows versions of the product. From the acquisition date, the Company expended approximately $287,000 to complete development of the product. The Company is amortizing the goodwill related to the netOctopus transaction over the next four years. During the fiscal year ended September 30, 1999, goodwill amortization related to the netOctopus transaction was $145,000.

     The Company has not presented pro-forma financial statements giving effect to the aforementioned acquisitions as the pro forma results would not materially differ from the financial statements presented herein for the fiscal year ended September 30, 1999.

(3)  Discontinued Operations

     On August 5, 1998, the Company sold its Farallon Local Area Networking
(LAN) Division (the LAN Division) including the LAN Division's products, accounts receivable, inventory, property and equipment, intellectual property and other related assets to Farallon Communications, Inc. (Farallon), formerly known as Farallon Networking Corporation, a Delaware corporation and an affiliate of Gores

     Technology Group (Gores). The consideration the Company received for the sale of the LAN Division consisted of the following (in thousands):


     Cash.............................................................     $2,000
     Note receivable..................................................        888
     Royalties receivable.............................................      1,782
     Warrants.........................................................        189
                                                                      -----------
                                                                           $4,859
                                                                      ===========

     The note receivable is for $1.0 million payable on July 31, 2000, bearing interest at 8% per annum. The value of the note has been discounted to reflect a rate of 15%, the assumed fair market rate of interest for a similar financial instrument.

     The royalties receivable are based upon Farallon's total annual revenues over each of the next five fiscal years ending on July 31, 2003. If total annual revenues of at least $15.0 million are reached, the royalty rate applies to total revenues, including the first $15.0 million. The royalties to be received are based on the following schedule:

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                Royalty Rate on
                        If Farallon Annual                      Total Farallon
                           Revenues are:                        Revenue Equals
                    ---------------------------                -------------------
                         (in thousands)

                    Less than $15,001                                        0.0%
                     $15,001-$16,000                                         1.5%
                     $16,001-$17,000                                         2.5%
                   greater than $17,000                                      5.0%

     The value of the royalties accrued at the close of the transaction was based upon the present value of the Company's assumptions as to the projected future revenue of the LAN Division. Royalties accrued; however, were not recorded to the extent that total consideration on the transaction exceeded the net asset value of the LAN Division assets being sold.

     Additionally, the Company received and valued warrants to purchase up to 5% of the equity of Farallon as of the closing of the transaction.

     The disposition of the LAN Division in August 1998 has been accounted for as a discontinued operation in accordance with APB Opinion No. 30, and prior period consolidated financial statements have been restated to reflect the LAN Division's operations as a discontinued operation. Revenue from discontinued operations was $15.1 million and $32.0 million in fiscal 1998 and 1997, respectively. The income from discontinued operations of $602,000 and $3.0 million in fiscal 1998 and 1997, respectively, represents operating income, net of taxes, of the discontinued operation. The loss on sale of discontinued operations of $3.1 million in fiscal 1998 is principally comprised of the transaction expenses and costs incurred and accrued as a result of the sale of the LAN Division. Such expenses are directly attributable to the sale transaction and are primarily related to reserves taken against the lease of the Company's Alameda, California headquarters, investment advisory, legal and accounting fees and certain expenses related to employees of the LAN Division. Of the amount recorded as a loss on the sale of discontinued operations, $1.2 million and $2.5 million is included in accrued liabilities at September 30, 1999 and 1998, respectively.

     The following approximates the accrued liabilities of the LAN Division which are included in the consolidated balance sheets as of September 30, 1999 and 1998 (in thousands):

                                                                       September 30,
                                                                -------------------------
                                                                    1999          1998
                                                                -----------   -----------


Facility costs..................................................     $1,164        $1,700
Employee related costs..........................................         --           300
Service fees....................................................          4           500
                                                                -----------   -----------
                                                                     $1,168        $2,500
                                                                ===========   ===========

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following presents the earnings per share data on an after tax basis for the discontinued operations:

                                                                          Fiscal years ended September 30,
                                                                ---------------------------------------------------
                                                                      1999              1998              1997
                                                                ---------------   --------------    ---------------
Per share data, discontinued operations:
 Basic income per share.........................................          $  --          $  0.05            $  0.27
                                                                ===============   ==============    ===============
 Diluted income per share.......................................          $  --          $  0.05            $  0.24
                                                                ===============   ==============    ===============
 Common shares used in the calculations of basic income
   per share....................................................             --           11,687             11,335
                                                                ===============   ==============    ===============
 Common and common equivalent shares used in the
   calculations of diluted income per share.....................             --           12,830             12,350
                                                                ===============   ==============    ===============
 Basic and diluted per share loss on sale.......................          $  --          $ (0.27)           $    --
                                                                ===============   ==============    ===============
 Common shares used in the per share calculation................             --           11,687                 --
                                                                ===============   ==============    ===============

(4)  Inventories

Inventories consisted of the following (in thousands):

                                                                                     September 30,
                                                                             ---------------------------
                                                                                  1999           1998
                                                                             ------------   ------------

Raw materials and work in process............................................      $1,699         $1,080
Finished goods...............................................................       1,982            511
                                                                             ------------   ------------
                                                                                   $3,681         $1,591
                                                                             ------------   ------------

(5)  Furniture, Fixtures, and Equipment

     Furniture, fixtures, and equipment consisted of the following (in thousands):

                                                                                     September 30,
                                                                             ---------------------------
                                                                                  1999            1998
                                                                             ------------    -----------

Office equipment.............................................................    $  2,684        $ 2,457
Furniture and fixtures.......................................................       1,637          1,186
Computers....................................................................       8,675          7,757
Leasehold improvements.......................................................         569            540
                                                                             ------------    -----------
                                                                                   13,565         11,940
Accumulated depreciation and amortization....................................     (11,162)        (9,872)
                                                                             ------------    -----------
                                                                                 $  2,403        $ 2,068
                                                                             ============    ===========

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(6)  Income Taxes

     Total income tax expense (benefit) for the years ended September 30, 1999, 1998 and 1997 is allocated as follows (in thousands):

                                                                                  September 30,
                                                                  ------------------------------------------
                                                                        1999           1998           1997
                                                                  --------------   -----------   -----------
Continuing operations.............................................         $  --        $2,155       $(2,217)
Discontinued operations...........................................            --           385         1,932
                                                                  --------------   -----------   -----------
                                                                           $  --        $2,540       $  (285)
                                                                  ==============   ===========   ===========

     Income tax expense (benefit) related to continuing operations consisted of the following (in thousands):

                                                                                  September 30,
                                                                  -------------------------------------------
                                                                        1999            1998           1997
                                                                  --------------   -----------    -----------
Current:
 Federal..........................................................         $  --        $ (596)       $(1,753)
 State............................................................            --          (118)            (6)
                                                                  --------------   -----------    -----------
                                                                              --          (714)        (1,759)
Deferred:
 Federal..........................................................            --         2,191           (378)
 State............................................................            --           678           (295)
                                                                  --------------   -----------    -----------
                                                                              --         2,869           (673)
Charge in lieu of taxes attributable to employer
 stock option plans...............................................            --            --            215
                                                                  --------------   -----------   ------------
   Total..........................................................         $  --        $2,155        $(2,217)
                                                                  ==============   ===========    ===========

     Income tax expense (benefit) related to continuing operations differs from the amounts computed by applying the statutory income tax rate of 34% to pretax loss as a result of the following (in thousands):

                                                                                  September 30,
                                                                  -------------------------------------------
                                                                        1999            1998           1997
                                                                  -------------    -----------    -----------
Computed ''expected'' tax (benefit) of 34%........................      $(2,672)       $(2,000)       $(1,960)
Change in valuation allowance for deferred tax
 assets...........................................................        2,772          5,459            512
Tax exempt interest income........................................           --             --           (163)
Research credits..................................................         (100)          (770)          (172)
State tax and other, net..........................................           --           (534)          (434)
                                                                  --------------   -----------    -----------
                                                                       $    --        $ 2,155        $(2,217)
                                                                  =============    ===========    ===========

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets are presented below (in thousands):

                                                                                       September 30,
                                                                             ------------------------------
                                                                                   1999             1998
                                                                             -------------    -------------
Deferred tax asset:
  Reserves and accruals not currently deductible.............................      $ 1,373          $ 1,010
  Deferred rent..............................................................          119              119
  Research and other credits.................................................        1,882            1,782
  Tangible and intangible assets.............................................          279              349
  Net operating losses.......................................................        5,713            2,377
  State tax and other, net...................................................           --              957
                                                                             -------------    -------------
     Total deferred assets...................................................        9,366            6,594
  Less valuation allowance...................................................       (9,366)          (6,594)
                                                                             -------------    -------------
     Net deferred tax assets.................................................      $    --          $    --
                                                                             =============    =============

     The net change in the total valuation allowance for the years ended September 30, 1999 and 1998 was increases of $2,772,000 and $6,082,000, respectively.

     At September 30, 1999 and 1998, the Company believed that based upon available objective evidence, there was sufficient uncertainty regarding the realizability of its deferred tax assets to warrant a full valuation allowance. The factors considered included the relative shorter life cycles in the high technology industry and the uncertainty of longer-term taxable income estimates related thereto and as a result of the sale of the historically profitable LAN Division.

     At September 30, 1997, the Company believed that based upon the then available objective evidence, there was sufficient uncertainty regarding the realizability of certain of its tax assets to warrant a partial valuation allowance, primarily related to the expected realizability of its research credit carryforwards. The factors considered included the relative shorter product life cycles in the high technology industry and the uncertainty of longer-term taxable income estimates related thereto and limits on the carryback potential for realizing deferred tax assets.

     At September 30, 1999, the Company had net operating loss carryforwards of approximately $12.0 million for federal tax purposes and $6.0 million for state tax purposes. If not earlier utilized, the federal net operating loss carryforwards will expire in 2019 and the state net operating loss carryforwards will expire in 2004. At September 30, 1999, the Company had research credit carryforwards of approximately $1.5 million for federal tax purposes and $382,000 for state tax purposes. If not earlier utilized, the federal research credit carryforwards will expire in years 2009 through 2019. The Company's future ability to utilize the net operating loss carryforwards and research credit carryforwards may be subject to limitations in the event of ownership changes as defined in the Internal Revenue Code of 1986.

(7)  Stockholders' Equity and Stock Option Plan

     On April 23, 1996 the Company was reincorporated in the State of Delaware. The Company's authorized capital consists of 25,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value Preferred Stock.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Common Stock

     The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights.

     Preferred Stock

     Upon the Company's initial public offering of its Common Stock on June 13, 1996, all shares of issued and outstanding Preferred Stock were converted to 5,591,207 shares of Common Stock. Following the conversion, the Company had no Preferred Stock outstanding.

     Common Stock Warrants

     Warrants to purchase 60,000 shares of common stock were issued in fiscal 1997 for consulting services provided. The warrants will expire on April 22, 2002. The exercise price of the warrants was $4.00. The Company recognized an expense of $60,000 for the estimated fair value of the warrants issued.

     Stock Option Plan

     On April 16, 1996, the Board adopted the 1996 Stock Option Plan (the 1996
Plan) providing for the issuance of incentive or non-statutory options to directors, employees, and non-employee consultants. Options are granted at the discretion of the Board of Directors. As of September 30, 1999 the 1996 Plan share reserve of 4,170,714 shares is comprised of (i) 4,040,520 shares subject to outstanding options and (ii) 130,194 shares available for grant.

     Incentive stock may be granted at not less than 100% of the fair market value per share and non-statutory stock options may be granted at not less than 85% of the fair market value per share at the date of grant as determined by the Board of Directors or committee thereof, except for options granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company, for which the exercise price of the options must be not less than 110% of the fair market value.

     Included in the 1996 Plan is a provision for the automatic grant of non-statutory options to non-employee Board of Director members of 25,000 shares on the effective date of the Company's initial public offering at the initial offering price. These options were granted to three non-employee Board of Director members, of which two currently remain on the Company's Board of Directors. Thereafter, each new director will be granted an option to purchase 25,000 shares of common stock on the date they become a Board member of the Company at the then current fair market value. Options issued to Directors after December 31, 1996 will become exercisable in five successive and equal annual installments over the non-employee Board member's period of continued service as a Board member, beginning one year from the grant date of the option.

     The Board of Directors, on July 24, 1996, unanimously amended the Notice of Grant to provide for a four year vesting schedule commencing on the date of the grant. Grants prior to that date normally vest over five years commencing on the date of the grant.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In the first quarter of fiscal 1999 in connection with the sale of the LAN Division to Gores, the Company provided a 90-day extension of the exercise period for all LAN Division employees with outstanding stock options priced at $4.00 or higher in the Company. This resulted in a total compensation charge of $33,000. Also in the first quarter of fiscal 1999 in connection with the sale of the LAN Division to Gores, the Company provided for an accelerated vesting period to certain employees of the LAN Division for their outstanding stock options in the Company. This resulted in a total compensation charge of approximately $143,000.

     In 1990, the Company effected a recapitalization whereby each share of the Company's common stock outstanding or reserved for issuance upon exercise of options was converted into a unit for one share of common stock and one share of Series A Preferred Stock. There are currently no options remaining on the converted shares. In January 1997, the Company repriced 180,840 outstanding options to $5.63, no directors or officers of the Company received repriced options. The options relating to this action are reflected in the table below.

     The following table summarizes activity under the 1996 Plan (and its predecessor):

                                                                   Incentive Stock Options
                                                           --------------------------------------
                                                                                     Weighted
                                                               Shares Under           Average
                                                                 Options          Exercise Price
                                                           -----------------    -----------------
Outstanding as of September 30, 1996.......................        1,601,305               $ 3.64
Options granted............................................        1,787,365                 5.36
Options exercised..........................................         (194,535)                1.17
Options cancelled..........................................         (326,935)                8.53
                                                           -----------------    -----------------
Outstanding as of September 30, 1997.......................        2,867,200                 4.32
Options granted............................................        1,409,425                 5.51
Options exercised..........................................         (312,090)                2.40
Options cancelled..........................................         (443,636)                4.80
                                                           -----------------    -----------------
Outstanding as of September 30, 1998.......................        3,520,899                 4.90
Options granted............................................        1,413,900                11.87
Options exercised..........................................         (626,013)                4.55
Options cancelled..........................................         (268,266)                6.89
                                                           -----------------    -----------------
Outstanding as of September 30, 1999.......................        4,040,520                 7.26
                                                           =================    =================
Exercisable................................................        1,596,496               $ 4.59
                                                           =================    =================

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following table summarizes information about stock options outstanding at September 30, 1999:

                                              Options Outstanding                      Options Exercisable
                                ----------------------------------------------   -----------------------------
                                   Number of        Weighted-                         Number
                                  outstanding        average        Weighted-      exercisable      Weighted-
                                  shares as of      remaining        average          as of          average
                                   September       contractual       exercise       September        exercise
  Range of exercise prices          30, 1999       life (years)       price            30, 1999        price
-----------------------------   --------------   -------------    ------------   --------------   ------------
$ 1.00                            228,777            1.85          $ 1.00          228,777         $ 1.00
  1.20                            178,940            4.68            1.20          171,374           1.20
  1.60 - 4.00                     237,990            6.38            2.91          174,395           2.72
  4.25 - 4.50                     258,918            7.91            4.38          109,180           4.38
  4.63 - 5.19                     269,189            8.68            4.73           76,868           4.71
  5.25 - 5.63                     633,903            8.06            5.35          264,638           5.33
  5.69                            545,982            8.53            5.69          178,206           5.69
  5.75 - 6.75                     759,500            8.35            6.58          271,823           6.43
  6.81 - 11.25                    331,921            8.84            8.79           77,096           8.64
 14.88 - 36.00                    595,400            9.52           19.14           44,139          16.89
                                --------------   -------------   -------------   --------------   ------------
$ 1.00 - 36.00                  4,040,520            7.89          $ 7.26        1,596,496         $ 4.59
                                ==============   =============    ============   ==============   ============

     1996 Employee Stock Purchase Plan

     On April 16, 1996, the Board adopted the 1996 Employee Stock Purchase Plan (the Purchase Plan) and reserved 300,000 shares of common stock for issuance under the Purchase Plan. To date an additional 450,000 shares have been approved for issuance under the Purchase Plan. Employees may purchase shares of common stock at a price per share that is 85% of the lesser of the fair market value as of the beginning or the end of the semi-annual option period.

     Shares issued under the Purchase Plan totaled 199,721 in fiscal 1999, 153,157 in fiscal 1998 and 178,236 in fiscal 1997. As of September 30, 1999, 531,114 shares have been issued under the Purchase Plan and 218,886 shares were reserved for future issuances under the plan.

     Pro Forma Disclosure -- Compensatory Stock Arrangements

     Stock options are granted at not less than the fair market value of the common stock on the date of grant. All options expire no later than 10 years from the date of grant. The Company has adopted the disclosure provisions of SFAS No. 123, Accounting for Stock Based Compensation, which was issued in October 1995. As permitted by the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plans.

     If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date and the fair value of shares purchased under the plan as prescribed by SFAS No. 123, net income (loss) and per share results would have been the pro forma amounts indicated in the table below (in thousands, except per share amounts):

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                               September 30,
                                                           --------------------------------------------------
                                                                 1999              1998              1997
                                                           --------------    --------------    --------------
Net income (loss) -- as reported...........................      $ (7,860)         $(10,533)          $  (529)
Net income (loss) -- pro forma.............................       (12,143)          (13,384)           (1,109)
Basic and diluted net loss per
  share -- as reported.....................................         (0.60)            (0.90)            (0.05)
Basic and diluted net loss per
  share -- pro forma.......................................      $  (0.93)         $  (1.15)          $ (0.10)

     The effect on net loss and net loss per share is not expected to be indicative of the effects on results in future years.

     The effect of applying SFAS No. 123 for disclosing compensation costs may not be representative of the effects on reported net loss for the future years because pro forma net loss reflects compensation costs only for stock options granted in fiscal 1999, 1998 and 1997. The weighted average fair value of employee stock options granted during fiscal 1999, 1998 and 1997 was $8.08, $3.48 and $3.05 respectively.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable while the Company's employee stock options have characteristics significantly different from those of traded options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The fair value of each option grant and share purchased under the Purchase Plan are estimated on the date of grant or share purchase using the Black-Scholes option-pricing model with the following assumptions:


                                                                     Years ended September 30,
                                                            -----------------------------------------
                                                                 1999           1998           1997
                                                            -----------    -----------    -----------
Expected volatility.........................................         95%            84%            70%
Risk-free interest rate.....................................       4.59%          4.25%          5.60%
Expected dividend yield.....................................         --             --             --

     The expected lives of options under the Employee Stock Option and Employee Stock Purchase Plans are estimated at four years and six months, respectively for all years presented.

(8)  Commitments and Contingencies

    Leases

     The Company conducts its operations in leased facilities and with equipment under operating lease agreements expiring at various dates through 2004.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following is a schedule of future minimum rental payments required under these leases that have initial or remaining non-cancelable lease terms in excess of one year (in thousands):

Year ending September 30,
------------------------------------------------------------------------

 2000...................................................................        $1,383
 2001...................................................................         1,298
 2002...................................................................         1,258
 2003...................................................................           138
 2004...................................................................            28
 thereafter.............................................................            --
                                                                           -----------
     Total minimum lease payments.......................................        $4,105
                                                                           ===========

     Total rental expense for all operating leases amounted to approximately $1,115,000, $1,244,000 and $1,157,000 for the years ended September 30, 1999,
1998 and 1997, respectively.

     Litigation

     The Company is involved in various legal matters that have arisen in the normal course of business. Management believes, after consultation with counsel, any liability that may result from the disposition of such legal matters will not have a material adverse effect on the Company's operating results and financial condition.

     Plan for Savings and Investments

     The Company maintains a plan for savings and investments under which eligible employees may contribute up to 15% of their annual compensation. In addition, the Company may make discretionary retirement contributions to the plan. No discretionary retirement contributions were made in any period presented.

(9)  Geographic, Segment and Significant Customer Information

     The Company adopted the provisions of SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, during fiscal year 1999. SFAS No. 131 establishes standards for the reporting by public business enterprises of information about operating segments, products and services, geographic areas, and major customers. The methodology for determining what information is reported is based on the organization of operating segments and the related information that the Chief Operating Decision Maker (CODM) uses for operational decisions and financial performance assessments. The Company's Chief Executive Officer (CEO) is considered its CODM. For purposes of making operating decisions and assessing financial performance, the CEO reviews financial information presented on a consolidated basis accompanied by disaggregated information for revenues and gross margins by product group as well as revenues by geographic region and by customer. Currently, operating expenses and assets are not disaggregated by product group for purposes of making operating decisions and assessing performance.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company generates revenue from three groups of products and services. Disaggregated financial information regarding the Company's three operating segments is as follows:

                                                                        -------------------------------------
                                                                                 WEB PLATFORM LICENSES
                                                    ------------------  -------------------------------------   ------------------
                                                         INTERNET
                                                       CONNECTIVITY          WEB SITE            TIMBUKTU
                                                         PRODUCTS            PRODUCTS            PRODUCTS         TOTAL PRODUCTS
                                                    -----------------   -----------------   -----------------   -------------------
                       1999

Revenues............................................          $24,460              $3,826             $15,865               $44,151
Cost of revenues....................................           15,597                  13                 633                16,243
                                                         ----------------   -----------------   -----------------   ---------------
   Gross profit.....................................            8,863               3,813              15,232                27,908
                                                                                                                             37,834
Unallocated operating expenses                                                                                   -------------------
   Operating loss...................................                                                                         (9,926)
Other income, net...................................                                                                          2,066
                                                                                                                -------------------
   Loss before income taxes.........................                                                                         (7,860)
Income tax provision (benefit)......................                                                                             --
                                                                                                                 ------------------
   Net loss.........................................                                                                        $(7,860)
                                                                                                                ===================

                                                                        ------------------------------------
                                                                                 WEB PLATFORM LICENSES
                                                    ------------------   -------------------------------------   -------------------
                                                         INTERNET
                                                       CONNECTIVITY          WEB SITE            TIMBUKTU
                                                         PRODUCTS            PRODUCTS            PRODUCTS           TOTAL PRODUCTS
                                                     -----------------   -----------------   -----------------   -------------------
                      1998
Revenues............................................          $10,885                $691             $13,260          $ 24,836
Cost of revenues....................................            7,064                  16                 875             7,955
                                                    -----------------   -----------------   -----------------   ------------------
   Gross profit.....................................            3,821                 675              12,385            16,881
Unallocated operating expenses                                                                                           24,985
                                                                                                                ------------------
   Operating loss...................................                                                                     (8,104)
Other income, net...................................                                                                      2,222
                                                                                                                ------------------
   Loss from continuing operations before income taxes.                                                                  (5,882)
Income tax provision................................                                                                      2,155
                                                                                                                ------------------
   Loss from continuing operations..................                                                                    $(8,037)
                                                                                                                ==================

                                                                        ----------------------------------------
                                                                                   WEB PLATFORM LICENSES
                                                     ----------------   -----------------------------------------    --------------
                                                         INTERNET
                                                       CONNECTIVITY          WEB SITE
                                                         PRODUCTS            PRODUCTS          TIMBUKTU PRODUCTS     TOTAL PRODUCTS
                                                     -----------------   -----------------   ---------------------   --------------
                      1997
Revenues...........................................            $8,134                $290                 $11,746      $ 20,170
Cost of revenues...................................             5,258                  15                   1,123         6,396
                                                    -----------------   -----------------   ---------------------   --------------
Gross profit........................................            2,876                 275                  10,623        13,774
Unallocated operating expenses                                                                                           21,410
                                                                                                                    --------------
   Operating loss...................................                                                                     (7,636)
Other income, net...................................                                                                      1,869
                                                                                                                    --------------
   Loss from continuing operations before income taxes.                                                                  (5,767)
Income tax provision................................                                                                     (2,217)
                                                                                                                    --------------
   Loss from continuing operations..................                                                                    $(3,550)
                                                                                                                    ==============

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       The Company sells its products and provides services worldwide through a direct sales force, independent distributors, and value-added resellers. It currently operates in five regions, United States, Europe, Asia/Pacific, Canada, and Latin America. Revenues outside of the United States are primarily export sales denominated in United States dollars. Disaggregated financial information regarding the Company's products and services and revenues by geographic region is as follows (in thousands):

                                                                          Years ended September 30,
                                                                  ---------------------------------------
                                                                      1999          1998          1997
                                                                  -----------   -----------   -----------

United States.....................................................    $31,945       $16,670       $14,637
Europe............................................................      9,820         6,215         3,929
Asia/Pacific......................................................      1,066         1,175         1,018
Canada............................................................      1,222           706           542
Latin America.....................................................         98            70            44
                                                                  -----------   -----------   -----------
  Total revenues..................................................    $44,151       $24,836       $20,170
                                                                  ===========   ===========   ===========

     The Company has no material operating assets outside the United States.

     During the years ended September 30, 1999, 1998 and 1997, one customer accounted for greater than 10% of total revenues and total accounts receivable. No other customers have accounted for 10% or more of the Company's total revenue or total accounts receivable for the last three fiscal years. Significant customer information is as follows:

                  ---------------------------------------------------       --------------------------------------------------
                                 Percent of total revenue                           Percent of total accounts receivable
                  ---------------------------------------------------       --------------------------------------------------
                             1999            1998            1997                   1999              1998            1997
                  ----------------------------------------------------       --------------------------------------------------

Customer A                         10%             12%             14%                      12%             13%             23%

                  --------------------------------------------------       ----------------------------------------------------
                         Percent of total revenue from internet                      Percent of total revenue from web
                                  connectivity products                                     platform licenses
                  --------------------------------------------------       ----------------------------------------------------
                             1999           1998            1997                 1999             1998               1997
                  --------------------------------------------------       ----------------------------------------------------

Customer A                        61%             50%             52%                 39%                 50%                48%

(10)    Subsequent Event

  On October 13, 1999, the Company acquired StarNet Technologies, Inc., ("StarNet"), a California corporation in a merger transaction in which StarNet merged into a newly formed, wholly owned, subsidiary. StarNet has been developing a voice channel technology architecture that allows the transmission of up to eight voice lines over a digital subscriber line along with the simultaneous transmission of standard data packets. The Company intends to integrate StarNet's technology into its Internet connectivity product development and begin offering voice and data integrated access devices. Any delay in the completion of the development of the products would cause the Company to incur additional unplanned development expenses as well as the loss or deferral of customer purchases, either of which could adversely affect the Company's business.

     The Company will account for the transaction under the purchase method. The aggregate consideration constituting the purchase price is approximately $27.5 million at closing (which includes

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$1.0 million of the potential earnout payments discussed below), and may increase by up to an additional $4.9 million depending on the actual amount of potential earnout payments. The aggregate consideration includes:

 .  $8.4 million in cash paid on the closing date of the transaction;

 .  447,852 shares of the Company's common stock issued on the closing date;

 .  A series of potential cash earnout payments aggregating up to approximately
   $5.9 million at various times after the closing date if certain technical and revenue milestones are achieved. These earnout opportunities will be included in the purchase price for accounting purposes when it is deemed probable that the earnout will be earned. At the acquisition date, the Company has deemed probable and recorded approximately $1.0 million in earnout payments;

 . The substitution of stock options to purchase the Company's common stock in replacement of the StarNet options held by StarNet's former employees, who joined the Company after the closing, valued at approximately $1.4 million using the following assumptions for valuation purposes: volatility of 101%, expected life of 4 years, interest rate of 4.9%, and no dividends; and,

 . Transaction costs of approximately $800,000 which include legal fees, accounting fees, fees paid for an independent fairness opinion, and fees for other related professional services.

     Approximately 30,673 shares of common stock will be held in escrow for a period of time after the closing to satisfy StarNet's indemnification obligations under the definitive acquisition agreements.

     The issuance of shares in the merger was not registered under the Securities Act of 1933, as amended, in reliance upon the Securities Act's exemption from the registration requirements for nonpublic offerings, and resale of the shares is restricted under the Securities Act. The Company has agreed to file a registration statement on Form S-3 registering the resale of the shares. Resale of the shares under the registration statement will be subject to certain customary restrictions.

     The acquisition will be accounted for as a purchase and will result in goodwill and other intangible assets of approximately $22.0 million which will amortized over three to four years and a charge for acquired in process research and development of $5.7 million which will be recorded in the first fiscal quarter of 2000.

     The Company used the income approach to appraise the value of the business and projects acquired. Such method takes into consideration the stage of completion of the project and estimates related to expected future revenues, expenses and cash flows which are then discounted back to present day amounts. Based upon these estimates, material net cash flows from the acquired business are expected to occur during the calendar year 2000. These cash flows were discounted using a weighted average discount rate of 20%. Based upon the expenses incurred and the development time invested in the products prior to the acquisition and the estimated expenses and development time to complete the products, the Company determined the products to be approximately 73% complete at the time of acquisition.

     The funds used to pay the cash portion of the purchase price were derived from the Company's existing working capital.

                        NETOPIA, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     All of StarNet's former full time employees became employees of the Company. Each of StarNet's founders, and certain other key employees, entered into non-competition agreements in connection with the acquisition.

Item 5(b).    Financial Statement Schedule

     Schedule - Valuation and Qualifying Accounts (in thousands)

                                                                  Charged
                                              Balance at         (credited)                                            Balance at
                                             beginning of       to costs and                                             end of
              Description                      period             expenses             Deductions       Other (a)        period
----------------------------------------   --------------------- ------------------- ----------------   -----------    -----------
Allowance for doubtful accounts:
 Fiscal year ended September 30, 1999...          $  400                $  534                $355          $ --           $  579
 Fiscal year ended September 30, 1998...             566                    96                  31           231              400
 Fiscal year ended September 30, 1997...             659                    21                 114            --              566

Allowance for returns:
 Fiscal year ended September 30, 1999...          $  217                $   --                $ --          $ --           $  217
 Fiscal year ended September 30, 1998...             561                   105                 210           239              217
 Fiscal year ended September 30, 1997...             669                   200                 308            --              561

Valuation allowance for deferred
  tax assets:
 Fiscal year ended September 30, 1999...          $6,594                $2,772                $             $              $9,366
 Fiscal year ended September 30, 1998...             512                 6,082                  --            --            6,594
 Fiscal year ended September 30, 1997...              --                   512                  --            --              512

---------------------------------
(a)  Amounts transferred with sale of LAN Division

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

The audited financial statements of StarNet Technologies, Inc. are filed as part of this Report on Form 8-K.

Index to Financial Statements                                                                     Page

Report of KPMG LLP, Independent Auditors.......................................................     28

Balance Sheets as of September 30, 1999 and 1998...............................................     29

Statements of Operations for the Years Ended September 30, 1999 and 1998.......................     30

Statements of Stockholders' Equity (Deficit) for the Years Ended September 30, 1999 and 1998...     31

Statements of Cash Flows for the Years Ended September 30, 1999 and 1998.......................     32

Notes to Financial Statements..................................................................     33

                          Independent Auditors' Report



The Board of Directors
StarNet Technologies, Inc.:

     We have audited the accompanying balance sheets of StarNet Technologies, Inc. as of September 30, 1999 and 1998 and the related statements of operations, stockholders' (deficit) equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of StarNet Technologies, Inc. as of September 30, 1999 and 1998 and the results of its operations and its cash flows for each of the years then ended in conformity with generally accepted accounting principles.

San Francisco, California
November 12, 1999

STARNET TECHNOLOGIES, INC.
BALANCE SHEETS


                                                                                                    September 30,
                                                                                        ----------------------------------
                                                  Assets                                       1999               1998
                                                                                        ---------------    ---------------
Current assets:
    Cash and cash equivalents                                                              $    32,206        $    51,743
    Trade accounts receivable, less allowance for doubtful accounts
      of $8,651 in 1999 and $0 in 1998, respectively                                            78,230             84,104

    Related party receivables                                                                   10,092              2,736
    Inventories, less provision for obsolete inventory of $59,132 in
      1999                                                                                     259,082                 --
    Prepaid expenses and other current assets                                                   37,084             35,417
                                                                                        ---------------    ---------------
                 Total assets                                                              $   416,694        $   174,000
                                                                                        ===============    ===============

                 Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
    Accounts payable                                                                       $   290,418        $   110,609
    Accrued liabilities                                                                         40,013             31,282
    Related party payable                                                                       57,009                 --
    Deferred  revenue                                                                          247,000                 --
    Other current liabilities                                                                  128,104              2,345
                                                                                        ---------------    ---------------
                 Total liabilities                                                             762,544            144,236
                                                                                        ---------------    ---------------

Stockholders' (deficit) equity:
    Series A convertible preferred stock; 6,000,000 shares authorized, issued and outstanding; aggregate liquidation preference of
      $1,200,000                                                                             1,200,000          1,200,000
    Series B convertible preferred stock; 1,892,970 shares authorized in
      1999; 1,691,324 issued and outstanding; aggregate liquidation
      preference of $1,268,493 in 1999                                                       1,268,493                 --
    Common stock; 17,107,030 and 14,000,000 shares authorized in
      1999 and 1998, respectively; 4,750,000 shares issued and
      outstanding                                                                               47,500             47,500
    Additional paid-in capital                                                                 101,548              1,083
    Promissory notes receivable                                                                (43,500)           (43,500)
    Accumulated deficit                                                                     (2,919,891)        (1,175,319)
                                                                                           ---------------    ---------------
                 Total stockholders' (deficit) equity                                         (345,850)            29,764
                                                                                           ---------------    ---------------
                                                                                           $   416,694        $   174,000
                                                                                            ===============    ===============


See accompanying notes to financial statements.

STARNET TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS


                                                                                 Fiscal Years Ended
                                                                                    September 30,
                                                                       -------------------------------------
                                                                              1999                 1998
                                                                       ----------------    -----------------
Revenues:
 Sales                                                                      $   539,114          $    12,261
 Sales and other revenue from related parties                                   240,505                1,000
 License and product customization                                              300,190              235,802
                                                                       ----------------    -----------------
  Total revenues                                                              1,079,809              249,063


Operating expenses:
 Cost of revenues                                                               824,138                7,583
 Marketing, general and administrative                                          656,763              492,156
 Research and development                                                     1,360,684            1,013,302
                                                                       ----------------    -----------------
     Total operating expenses                                                 2,841,585            1,513,041

     Operating loss                                                          (1,761,776)          (1,263,978)

Other income, net                                                                18,004               45,214
                                                                       ----------------    -----------------

       Net loss before income taxes                                         $(1,743,772)         $(1,218,764)

       Tax expense                                                                  800                  800

       Net loss                                                             $(1,744,572)         $(1,219,564)
                                                                            ===========          ===========




See accompanying notes to financial statements

STARNET TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY





                                                Preferred stock,             Preferred stock,
                                              Series A convertible         Series B convertible              Common stock
                                        -----------------------------------------------------------------------------------------
                                             Shares        Amount         Shares         Amount         Shares         Amount
                                        ------------------------------------------------------------------------------------------
Balances, September 30, 1997                6,000,000     $1,200,000             --     $       --     4,850,000        $48,500

Repurchase of common stock                         --             --             --             --      (100,000)        (1,000)

Compensation expense for options
granted to non-employees                           --             --             --             --            --             --

Net loss                                           --             --             --             --            --             --
                                        ------------------------------------------------------------------------------------------

Balances, September 30, 1998                6,000,000      1,200,000             --             --     4,750,000         47,500
                                        ==========================================================================================

Issuance of preferred stock, Series B              --             --      1,000,000        750,000            --             --

Conversion of related party bridge loan
to preferred stock                                 --             --        666,667        500,000            --             --

Preferred stock issued to settle
 interest payable                                  --             --         24,657         18,493            --             --

Compensation expense for options
granted to non-employees                           --             --             --             --            --             --

Issuance of stock warrants                         --             --             --             --            --             --

Net loss                                           --             --             --             --            --             --
                                        ------------------------------------------------------------------------------------------

Balances, September 30, 1999                6,000,000     $1,200,000      1,691,324     $1,268,493     4,750,000        $47,500
                                        ==========================================================================================



                                         Additional      Promissory      Accumulated      Total stockholders'
                                          paid-in          notes          earnings            (deficit)
                                          capital        receivable       (deficit)            equity
                                        ------------------------------------------------------------------

Balances, September 30, 1997                  $     --         $(43,500)     $    44,245     $ 1,249,245

Repurchase of common stock                          --               --               --          (1,000)

Compensation expense for options
granted to non-employees                         1,083               --               --           1,083

Net loss                                            --               --       (1,219,564)     (1,219,564)
                                        ----------------------------------------------------------------

Balances, September 30, 1998                     1,083          (43,500)      (1,175,319)         29,764
                                        ================================================================

Issuance of preferred stock, Series B               --               --               --         750,000

Conversion of related party bridge loan
to preferred stock                                  --               --               --         500,000

Preferred stock issued to settle
 interest payable                                   --               --               --          18,493

Compensation expense for options
granted to non-employees                        98,465               --               --          98,465

Issuance of stock warrants                       2,000               --               --           2,000

Net loss                                            --               --       (1,744,572)     (1,744,572)
                                        ----------------------------------------------------------------

Balances, September 30, 1999                  $101,548         $(43,500)     $(2,919,891)    $  (345,850)
                                        ================================================================





See accompanying notes to financial statements.

STARNET TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

                                                                                    Fiscal Years Ended
                                                                                      September 30,
                                                                      -------------------------------------------
                                                                               1999                   1998
                                                                      -------------------    --------------------
Cash flows from operating activities:
  Net loss                                                                    $(1,744,572)            $(1,219,564)
  Adjustments to reconcile net loss to net cash used in
   operating activities:
  Compensation from stock options and warrants                                    100,465                   1,083
  Interest expense settled with preferred stock                                    18,493                      --
  Changes in operating assets and liabilities:
     Trade accounts receivable, net                                                 5,874                 (35,104)
     Related party receivables                                                     (7,356)                 (2,736)
     Inventories                                                                 (259,082)                     --
     Prepaid expenses and other current assets                                     (1,667)                (35,417)
     Accounts payable                                                             179,809                  96,833
     Accrued liabilities                                                            8,731                  31,282
     Related party payables                                                        57,009                      --
     Deferred revenue                                                             247,000                      --
     Other current liabilities                                                    125,759                 (12,923)
                                                                      -------------------    --------------------
       Net cash used in operating activities                                   (1,269,537)             (1,176,546)
                                                                      -------------------    --------------------
Cash flows from financing activities:
  Proceeds from the issuance of preferred stock                                   750,000                      --
  Proceeds from related party bridge loan                                         500,000                      --
  Repurchase of common stock                                                           --                  (1,000)
                                                                      -------------------    --------------------
       Net cash provided by (used in) financing activities                      1,250,000                  (1,000)
                                                                      -------------------    --------------------
Net decrease in cash and cash equivalents                                         (19,537)             (1,177,546)
Cash and cash equivalents, beginning of year                                       51,743               1,229,289
                                                                      -------------------    --------------------
Cash and cash equivalents, end of year                                        $    32,206             $    51,743
                                                                      ===================    ====================
Supplemental disclosures of cash flow activities:
  Income taxes paid                                                           $       800             $       800
                                                                      ===================    ====================
 Noncash investing and financing activities:
  Conversion of related party bridge loan to preferred stock                  $   500,000             $        --
   Issuance of preferred stock to settle interest payable                     $    18,493             $        --
                                                                      ===================    ====================


See accompanying notes to financial statements

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

(1)  Nature of Business and Summary of Significant Accounting Policies

     (a)  Nature of Business

     StarNet Technologies, Inc. (the Company) was incorporated in the state of California in January 1996 to develop and market business communication products using Internet access devices. The operations of the Company include product customization services relating to this sector.

     (b)  Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     (c)  Revenue Recognition

     Revenue from product sales is recognized upon shipment provided that a purchase order has been received or a contract has been executed, there are no uncertainties regarding customer acceptance, the fee is fixed and determinable and collectibility is deemed probable. If uncertainties regarding customer acceptance exist, revenue is recognized when such uncertainties are resolved. Product customization revenue is recognized when services are completed, as the duration of the projects is typically three to six months.

     (d)  Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by the weighted-average method. Inventories consisted of raw materials as of September 30, 1999.

     (e) Prepaid Expenses and Other Assets

     Prepaid expenses and other assets include capitalized license fees. License fees are amortized on a straight-line basis over their estimated lives which range from one to two years.

     (f)  Property and Equipment

     The Company capitalizes property and equipment that have an acquisition cost of $5,000 or greater. During the years ended September 30, 1999 and 1998, the Company did not capitalize any property and equipment.

(g)  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

     (h)  Stock-Based Compensation

     The Company has elected to continue to use the intrinsic value-based method as allowed under APB Opinion No. 25, Accounting for Stock Issued to Employees, to account for all of its stock-based employee compensation plans. Pursuant to Statement of Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company is required to disclose the pro forma effects on operating results as if the Company had elected to use the fair value approach to account for all its stock-based employee compensation plans.

     (i)  Comprehensive Loss

     On October 1, 1998, the Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards of comprehensive income (loss) and its components in a full set of financial statements. The Company's comprehensive loss consists of net loss. SFAS No. 130 requires only additional disclosures in the financial statements; it does not affect the Company's financial position or results of operations.

     (j) Financial Instruments and Concentrations of Credit Risks

     The carrying value of the Company's financial instruments, including cash and cash equivalents and accounts receivable approximates fair market value due to their short-term nature. Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.

     Credit risk is concentrated in North America. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company has had immaterial write-offs of accounts receivable to date. Based on its ongoing credit evaluations, the Company has adequately reserved for doubtful accounts as of the date of each balance sheet presented herein.

     (k)  Segment Information

     On October 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes annual and interim reporting standards for operating segments of a company. SFAS No. 131 requires disclosures of selected segment-related financial information and descriptive information about products, major customers and geographic areas. The Company has one operating segment because it is not organized by multiple segments for purposes of making operating decisions or assessing performance. The chief operating decision maker is the Chief Executive Officer (CEO). The CEO evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements. All of the Company's long-lived assets are located in the United States.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
     (l)  Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the recorded amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (m) Recent Accounting Pronouncements

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments (including derivative instruments embedded in other contracts) and for hedging activities. SFAS No. 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. To date, the Company has not entered into any derivative financial instruments or hedging activities.

     In March 1998, AcSec issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. SOP 98-1 is effective for financial statements issued for fiscal years beginning after December 15, 1998. The Company does not expect the adoption of SOP 98-1 will have a material impact on its results of operations.

(2)  Income Taxes

     Income tax expense for the years ended September 30, 1999 and 1998 was $800, the minimum California state income tax. Income tax expense differs from the amounts computed by applying the statutory income tax rate of 34% to pretax loss as a result of net operating losses not benefited.

     The Company has gross deferred tax assets of approximately $1,040,000 and $480,000 as of September 30, 1999 and 1998, respectively, consisting primarily of its net operating loss carryforwards. The deferred tax assets were fully offset by a valuation allowance. The change in the valuation allowance was $560,000 for September 30, 1999.

     As of September 30, 1999, the Company had net operating loss carryforwards of approximately $2.6 million for federal and state tax purposes. If not earlier utilized, the federal net operating loss carryforwards will expire beginning 2011 through 2019 and the state net operating loss carryforwards will expire in 2004. The Company's future ability to utilize the net operating loss carryforwards may be subject to limitations in the event of ownership changes as defined in the Internal Revenue Code of 1986.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

(3)  Stockholders' Equity and Stock Option Plan

     (a)  Convertible Preferred Stock

     The Series A and B preferred stock have no par value. The holders of shares of Series A preferred stock are entitled to receive dividends at a rate of $0.01 per share per annum. The holders of shares of Series B preferred stock are entitled to receive dividends in preference to holders of common stock at an annual rate of $0.0375. Such dividends shall be payable only when and if declared by the Board of Directors and shall be noncumulative. No dividends are payable on any common stock of the Company during any fiscal year of the Company until dividends in the amounts of $0.01 per share and $0.0375 per share on the Series A and Series B preferred stock, respectively, have been paid or declared and set apart during the fiscal year. No dividends have been declared to date.

     In the event of liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A and Series B preferred stock are entitled to receive, prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of common stock, the amount of $0.20 per share plus declared but unpaid dividends on each share of Series A preferred stock and the amount of $0.75 per share plus all declared but unpaid dividends on each share of Series B preferred stock. All assets remaining after payment of liabilities, subject to prior distribution rights of Series A preferred stock and Series B preferred stock, are distributed among the holders of the Series A and Series B preferred stock and common stock pro rata based on the number of shares held by each (assuming conversion of all Series A and B preferred stock).

     Each share of preferred stock is convertible into common stock at the option of the holder, at any time, on a one-for-one basis, subject to certain adjustments for antidilution. Each share of preferred stock will automatically convert into one share of common stock, subject to certain adjustments for antidilution, upon the earlier of (1) the vote of the majority of the preferred stock shareholders; or (2) the closing of an underwritten public offering with a per share price in excess of $2.00, subject to certain adjustments for antidilution, and with gross proceeds in excess of $7,500,000. The holders of preferred stock have voting rights on an "as if converted" basis.

     (b)  Common Stock

     In 1997, the Company issued 4,750,000 shares of common stock to the founders for $47,500. The Company has promissory notes receivable from certain common stockholders in consideration for shares of the Company's common stock issued to the stockholders. The interest rate is 6.9% per annum on the unpaid balance of the principal sum. Principal sum and interest are due and payable on August 25, 2001. The related shares of common stock are pledged as security for the notes.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

     (c)  Preferred Stock Warrants

     Warrants to purchase 200,000 shares of Series B preferred stock were issued in fiscal 1999 in connection with the financing of a bridge loan. The warrants will terminate upon the earliest to occur of the following (a) October 6, 2000,
(b) the sale, conveyance, disposal of substantially all of the Company's property business or the Company's merger or (c) the closing of a Company commitment underwritten public offering pursuant to a registration statement under the Securities Act. The exercise price of the warrants is $0.75 per share and the fair value of the warrants was $2,000, which was recognized as interest expense in fiscal 1999. The fair value of the warrants was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: risk-free rate of 5.0%; expected life of 2 years; expected volatility of 60%; and no dividends.

     (d)  Stock Option Plan

     The Company has reserved 5,717,500 shares of common stock under its 1997 Stock Plan (the 1997 Plan), amended February 1998 and June 1999, providing for the issuance of incentive or non-statutory options for common stock shares to directors, employees, and non-employee consultants. Options are granted at the discretion of the Board of Directors.

     Under the terms of the 1997 Plan, incentive stock options may be granted at an exercise price not less than 100% of the estimated fair market value per share and non-statutory stock options may be granted at not less than 85% of the fair market value per share at the date of grant as determined by the Board of Directors, except for options granted to a person owning greater than 10% of the total combined voting power of all classes of stock of the Company, for which the exercise price of the options must be not less than 100% of the fair market value. Incentive stock options may be granted only to employees.

     Options granted under the terms of the 1997 Plan generally vest over a period of 24 or 48 months. During fiscal 1999, the Company accelerated the vesting for 25,000 options granted to the Board of Directors and to two consultants resulting in a total compensation expense of approximately $43,000.

     The Company recorded compensation expense of $98,465 and $1,083 in fiscal 1999 and 1998, respectively, for options granted to non-employee consultants where the performance commitment had been reached. Compensation expense was charged to operating expense. The fair value of the options to non-employees was estimated using the Black-Scholes option-pricing model with the following assumptions: risk-free rate of 5.0%; expected life of 3 years; expected volatility of 60%; and no dividends.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

     The following table summarizes activity under the 1997 Plan:


                                                                                  Options outstanding
                                                                           ------------------------------------
                                                                                                  Weighted
                                                           Options                                 average
                                                        available for          Number of          exercise
                                                            grant                shares             price
                                                      ---------------      ---------------      ---------------
Balances as of September 30, 1997                           5,717,500                   --    $              --
Options granted                                            (1,085,000)           1,085,000                 0.04
Options exercised                                                  --                   --                   --
Options cancelled                                                  --                   --                   --
                                                      ---------------      ---------------      ---------------
Balances as of September 30, 1998                           4,632,500            1,085,000                 0.04
Options granted                                              (680,000)             680,000                 0.10
Options exercised                                                  --                   --                   --
Options cancelled                                               5,000               (5,000)                0.10
                                                      ---------------      ---------------      ---------------
Balances as of September 30, 1999                           3,957,500            1,760,000    $            0.06
                                                      ---------------      ===============      ===============
Exercisable                                                   951,769                         $            0.07
                                                      ===============                           ===============

     The following table summarizes information about stock options outstanding at September 30, 1999:

                                              Options outstanding                                        Options exercisable
                      -----------------------------------------------------------------     ---------------------------------------
                           Number of           Weighted-average                                   Number
                          outstanding              remaining                                    exercisable as     Weighted-average
   Range of               shares as of            contractual          Weighted-average         of September           exercise
 exercise prices       September 30, 1999          life (years)         exercisable price         30, 1999              price
--------------------  --------------------    ------------------     -------------------    ------------------      ---------------
$            0.03                910,000                   8.49    $               0.03                  467,811   $           0.03
             0.10                850,000                   9.37                    0.10                  483,958               0.10
 ----------------     ------------------     ------------------      ------------------     --------------------     --------------
$    0.03 to 0.10              1,760,000                   8.92    $               0.06                  951,769   $           0.07
  ===============     ==================     ==================      ==================     ====================     ==============


     Stock options are granted at not less than the fair market value of the common stock on the date of grant. All options expire no later than 10 years from the date of grant. The Company has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock Based Compensation. In accordance with the provisions of SFAS 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option plans.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

     If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date and the fair value of shares purchased under the plan as prescribed by SFAS 123, net loss would have been the pro forma amounts indicated in the table below (in thousands):

                                                                                     September 30,
                                                                    --------------------------------------------
                                                                           1999                     1998
                                                                    -------------------      -------------------
Net loss:
 As reported                                                      $          (1,744,572)              (1,219,564)
                                                                    ===================      ===================
 Pro forma                                                        $          (1,749,986)              (1,221,044)
                                                                    ===================      ===================


     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable while the Company's employee stock options have characteristics significantly different from those of traded options. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The fair value of each option grant and share purchased under the Purchase Plan are estimated using the minimum value method on the date of grant or share purchase using the Black-Scholes option-pricing model with the following assumptions:

                                                                                     September 30,
                                                                    --------------------------------------------
                                                                             1999                     1998
                                                                    -------------------      -------------------

Expected volatility                                                            0%                       0%
Risk-free interest rate                                                        5.00%                    4.25%
Expected dividend yield                                                        0%                       0%
Expected lives                                                                 3 years                  3 years

(4)  Related Party Transactions

     The Company has entered into a number of related party transactions with stockholders and affiliates. The following schedule summarizes the transactions for the years ended September 30, 1999 and 1998:

                                                                        1999                    1998
                                                                -------------------     -------------------
Product sales                                                 $             239,505                      --
Other revenue                                                                 1,000                   1,000
Expenses                                                                     77,444                  18,613
Accounts receivable                                                          10,092                   2,736
Accounts payable                                                             57,009                      --

     The Company rents office space from one stockholder. The office space is under a noncancelable operating lease that expires in December 31, 2002.

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

     The Company has promissory notes receivable of $43,500 from certain common stockholders in consideration for shares of the Company's common stock issued to the stockholders. The interest rate is 6.29% and the Company accrued interest income of $2,736 in fiscal 1999 and 1998. Related party receivable of $5,472 is due from these common stockholders at September 30, 1999 relating to interest earned in 1999 and 1998. The related shares of common stock are pledged as security for the notes.

     In October 1998, one preferred stockholder provided the Company with a bridge loan of $500,000. The Company accrued interest expense of $18,493 in fiscal 1999. The bridge loan and the interest were converted into 691,324 shares of Series B preferred stock on March 5, 1999.

(5)  Commitments and Contingencies

     (a)  Leases

     The Company conducts its operations in leased facilities and with equipment under operating lease agreements expiring at various dates through 2000 and 2001.

     The following is a schedule of future minimum rental payments required under these leases that have initial or remaining noncancelable lease terms in excess of one year:

Year ending:
 2000                                                     $              22,464
 2001                                                                    12,168
                                                          $              34,632
                                                            ===================

     Total rental expense for all operating leases amounted to approximately $70,000 and $15,000 for the years ended September 30, 1999 and 1998, respectively.

     The Company has entered into a sublease. Future minimum rentals to be received under the noncancelable sublease are $2,700.


(6)  Segment Information

     The Company operates in one operating segment. The Company markets its products from its operations in the United States. International export sales are primarily to customers in Asia. These sales are not significant. Significant customer information is as follows:

                                                                                Percent of total accounts
                                        Percent of total revenue                         receivable
                                 ------------------------------------      ------------------------------------
                                        1999                 1998                 1999                 1998
                                 ---------------      ---------------      ---------------      ---------------
Customer A                                    22%                  96%                  --                   93%
Customer B                                    28%                  --                   19%                  --
Customer C                                    17%                  --                   --                   --

                          STARNET TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

(7)  Subsequent Event

     On October 13, 1999, the Company was acquired by Netopia, Inc. (Netopia) in a merger transaction in which the Company merged into a newly formed, wholly owned, subsidiary of Netopia. Netopia intends to integrate StarNet's technology into its Internet connectivity product development and begin offering voice and data integrated access devices.

     The aggregate consideration constituting the purchase price is approximately $27.5 million at closing (which includes $1.0 million of the potential earnout payments discussed below), and may increase by up to an additional $4.9 million depending on the actual amount of potential earnout payments. The aggregate consideration includes:

 .  $8.4 million in cash paid on the closing date of the transaction;

 .  447,852 shares of Netopia's common stock issued on the closing date;

 .  A series of potential cash earnout payments aggregating up to approximately
   $5.9 million at various times after the closing date if certain technical and revenue milestones are achieved.

 . The substitution of stock options to purchase Netopia's common stock in replacement of the Company's options held by the Company's former employees, who joined Netopia after the closing valued at approximately $1.4 million; and,

 . Transaction costs of approximately $800,000 which include legal fees, accounting fees, fees paid for an independent fairness opinion, and fees for other related professional services.

     Approximately 30,673 shares of common stock will be held in escrow for a period of time after the closing to satisfy the Company's indemnification obligations under the definitive acquisition agreements.

     The issuance of shares in the merger was not registered under the Securities Act of 1933, as amended, in reliance upon the Securities Act's exemption from the registration requirements for nonpublic offerings, and resale of the shares is restricted under the Securities Act. Netopia has agreed to file a registration statement on Form S-3 registering the resale of the shares. Resale of the shares under the registration statement will be subject to certain customary restrictions.

     All of the Company's former full time employees became employees of Netopia. Each of the Company's founders, and certain other key employees, entered into non-competition agreements in connection with the acquisition.

(b)        Pro Forma Financial Information.

     The following unaudited pro forma condensed consolidated balance sheet at September 30, 1999 and the unaudited pro forma condensed consolidated statement of operations data for the fiscal year ended September 30, 1999, filed as exhibits to this Form 8-K, show the estimated financial impact of our purchase on October 13, 1999 of StarNet Technologies, Inc., (StarNet) on our consolidated financial statements. The pro forma condensed consolidated balance sheet at September 30, 1999 shows the consolidated effect of the StarNet purchase on our financial statements assuming the transaction took place on September 30, 1999. The pro forma condensed consolidated statement of operations data for the fiscal year ended September 30, 1999 shows the effect of the StarNet purchase on our consolidated financial statements assuming the purchase took place on October 1, 1998.

     The unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements and on StarNet's historical financial statements with certain adjustments and assumptions that are presented in the following notes.

     We have prepared the unaudited pro forma condensed financial data for informational purposes only and they are not necessarily indicative of how our balance sheet and operating results would have been presented had the transaction as set forth in the Agreement and Plan of Reorganization, dated September 28, 1999 (the "Agreement"), between us and StarNet, been completed on the assumed dates, nor are they necessarily indicative of the presentation of our consolidated balance sheet and consolidated statement of operations for any future period.

(c)      Exhibits.

    Exhibit
    Number      Description
    ------      -----------

    99.1(a) Unaudited - Pro Forma Condensed Consolidated Balance Sheet at September 30, 1999

    99.1(b) Unaudited - Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended September 30, 1999

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               NETOPIA, INC.


Date:  December 27, 1999        By: /s/ James A. Clark
                                --------------------------------------------
                                 James A. Clark
                                 Vice President and Chief Financial Officer
                                 (Duly Authorized Officer and Principal
                                 Financial Officer)